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                                 Exhibit 23.1

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-85643, 2-92869, 33-05974, 33-20843, 33-35018, 33-38428, 33-44711, 33-61768, and 33-89894)
and on Form S-3 No. 33-61756 of BI Incorporated of our report dated August 9, 1996 appearing on Page F-1 of this Form 10-K.


Price Waterhouse LLP

Boulder, Colorado
September 16, 1996